Exhibit 99.1

PULASKI FINANCIAL CORP. ANNOUNCES AT-THE-MARKET EQUITY OFFERING

ST. LOUIS, MISSOURI, MAY 7, 2013 — Pulaski Financial Corp. (NASDAQ: PULB) (the “Company”) announced today that it has filed a prospectus supplement under which it may from time to time sell up to $10,000,000 of its common stock pursuant to an “at the market” equity offering program.  The shares would be offered through Sandler O’Neill & Partners, L.P. as sales agent.  Sales, if any, will be made primarily in “at the market” offerings, including sales made directly on The Nasdaq Global Select Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions.

The Company intends to use the proceeds from any sales for general corporate purposes, including but not limited to contributing capital to its subsidiary, Pulaski Bank, redeeming its outstanding shares of preferred stock or supporting organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise.  The Company does not currently have any agreements, arrangements or understandings regarding any possible acquisitions.

The shares of common stock will be offered under the Company’s existing shelf registration statement.  A prospectus supplement and related base prospectus describing the terms of the offering have been filed with the Securities and Exchange Commission (the “SEC”).  Before you invest, you should read the prospectus supplement and the related base prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the at the market offering program. You may obtain the prospectus supplement and the related base prospectus on the SEC website at www.sec.gov or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus

About Pulaski Financial

Pulaski Financial Corp., operating in its 91st year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers residential mortgage loan products through loan production offices in the St. Louis and Kansas City metropolitan areas, mid- Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska, and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2012 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each as on file with the SEC, including the sections entitled “Risk Factors.” These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano, Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046